Exhibit 5.2

601 Lexington Avenue
New York, NY 10022
United States

Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

April 30, 2025

Webull Corporation

200 Carillon Parkway
St. Petersburg, Florida 33716

Re: Registration Statement on Form F-1 of Webull Corporation

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to Webull Corporation, a Cayman Islands exempted company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2025 (the “Registration Statement”) relating to (A) up to 17,271,990 warrants (the “Webull Warrants”) (including 6,792,000 private placement warrants (the “Private Warrants”)) to purchase Class A ordinary shares of the Company, par value $0.00001 per share, at an exercise price of $11.50 per ordinary share (subject to adjustment), originally issued by SK Growth Opportunities Corporation (“SKGR”), pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of June 23, 2022, between SKGR and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as modified by the Warrant Assignment Agreement, dated as of April 10, 2025 (the “Warrant Assignment Agreement”), between the Company and the Warrant Agent, pursuant to which the Company assumed all rights and obligations of SKGR under the Warrant Agreement and amended and restated the Warrant Agreement, and (B) up to 20,913,089 incentive warrants (the “Incentive Warrants,” and together with the Webull Warrants, the “Warrants”) (including 20,000,000 Incentive Warrants held by certain selling securityholders named in the Registration Statement (the “Webull Selling Securityholder Incentive Warrants”)) to purchase Class A ordinary shares of the Company, par value $0.00001 per share, at an initial exercise price of $10.00 per ordinary share, issued by the Company, pursuant to the Warrant Agreement (the “Incentive Warrant Agreement”), dated as of April 10, 2025, between the Company and the Warrant Agent. The Private Warrants and the Webull Selling Securityholder Incentive Warrants may be sold or delivered from time to time by the selling securityholders named in the Registration Statement for an indeterminate aggregate offering price.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

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Webull Corporation

April 30, 2025

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the form of Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement;

(b)	the Warrant Assignment Agreement, filed as Exhibit 4.4 to the Registration Statement;

(c)	the form of Incentive Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement; and

(d)	the Incentive Warrant Agreement, filed as Exhibit 4.5 to the Registration Statement.

For purposes of this letter, we have examined such other documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Assignment Agreement and the Incentive Warrant Agreement;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Assignment Agreement and the Incentive Warrant Agreement;

Webull Corporation

April 30, 2025

(c) neither the execution and delivery by the Company of the Warrant Assignment Agreement and the Incentive Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Warrants: (i) conflicts or will conflict with the fifth amended and restated memorandum and articles of association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(d) neither the execution and delivery by the Company of the Warrant Assignment Agreement and the Incentive Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Warrants, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Warrants.

Webull Corporation

April 30, 2025

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP